Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q4’15 RESULTS AND ANNOUNCES 10% INCREASE IN QUARTERLY DIVIDEND

Phoenix, AZ – February 5, 2016 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of specialty containment solutions in the United States, today reported actual and adjusted financial results for the quarter ended December 31, 2015. Total revenues were $134.5 million and rental revenues were $126.5 million, up from $123.2 million and $113.4 million, respectively, for the same period last year.

The Company recorded net income of $9.5 million, or $0.21 per diluted share in the fourth quarter of 2015 as compared to net income of $12.9 million, or $0.28 per diluted share, for the fourth quarter of 2014. On an adjusted basis, fourth quarter net income was $18.4 million, or $0.41 per diluted share, compared to adjusted net income of $17.0 million, or $0.37 per diluted share, for the fourth quarter of 2014. During the fourth quarter, the Company recognized $16.0 million of restructuring expense related primarily to the integration and geographic expansion of ETS into the existing Mobile Mini footprint. The charges largely consist of non-cash fleet and property, plant and equipment abandonment costs. Adjusted EBITDA was $54.9 million and adjusted EBITDA margin was 40.9% for the fourth quarter of 2015.

Rental revenues for the portable storage and specialty containment businesses for the current quarter were $102.2 million and $24.3 million, respectively.

Dividend

The Company’s Board of Directors increased the Company’s first quarter 2016 cash dividend to 20.6 cents per share, a 10% increase as compared to the preceding period. The dividend will be paid on March 23, 2016 to shareholders of record on March 9, 2016.

Fourth Quarter 2015 Highlights

•	Increased portable storage rental revenues 5.2% year-over-year, excluding the wood mobile offices divested in May 2015, or 6.2% when adjusted for unfavorable currency fluctuations.

•	Increased portable storage rental rates by 2.8% year-over-year.

•	Expanded adjusted EBITDA margin to 40.9%, and delivered adjusted EBITDA of $54.9 million, up 12.0% from $49.0 million in the prior-year quarter.

•	Increased average portable storage utilization to 74.0%, compared to 73.3% in the prior-year when excluding wood mobile offices.

•	Delivered outstanding results in the U.K. with a 12.2% year-over-year increase in adjusted EBITDA to $8.8 million in the quarter, with a 40.0% margin.

•	Accomplished a $1.0 billion refinancing of our ABL Credit Agreement, extending the maturity to December 2020 and reducing interest rate borrowing margins.

•	Utilized strong free cash flow to return $14.4 million to our shareholders through $8.4 million in dividends and $6.0 million of repurchased treasury shares.

Full Year 2015 Highlights

•	Executed on our strategy to focus on high-return, low-maintenance assets by divesting the wood mobile office business and successfully integrating the ETS acquisition.

•	Achieved year-over-year portable storage rental rate increases of 4.5%.

•	Grew adjusted diluted earnings per share by 21.1% to $1.32.

Mobile Mini, Inc. News Release February 5, 2016	Page 2

•	Generated $73.6 million in free cash flow while reinvesting in the business with $57.9 million in net fleet capital expenditures in targeted areas of high demand.

•	Returned $95.5 million to our shareholders through $33.7 million in dividends and $61.8 million of repurchased treasury shares.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “I am very pleased with our performance and profitability in the quarter, including our adjusted EBITDA margin of 40.9%, a 110 basis point expansion compared to the prior-year quarter, despite short-term pressure related to the wood mobile office divestiture. We continued to generate momentum in the fourth quarter, with North American core activations up 7% year-over-year, and portable storage year-end units on rent up 4.3% over last year-end. Within our total portable storage business, we drove a 2.8% year-over-year rate increase, which together with an increase in units on rent, resulted in a healthy 6.2% increase in rental revenues, when adjusted for unfavorable currency exchange rates.”

Mr. Olsson continued, “Demand in our construction, industrial and diversified sectors remains strong, and we are well-situated to capitalize on our existing Mobile Mini footprint to expand our downstream specialty containment market in 2016. Throughout the second half of 2015, we have gained traction and are well-positioned to leverage our investments for mid to high single-digit rental revenue growth in 2016.”

Conference Call

Mobile Mini will host a conference call today, Friday, February 5, 2016 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 205,200 portable storage containers and office units. Through its wholly-owned subsidiary, Evergreen Tank Solutions, Mobile Mini is also a leading provider of specialty containment solutions in the U.S., with a rental fleet of approximately 11,700 units. Mobile Mini’s network includes 133 portable storage locations in the U.S., U.K., and Canada, 19 specialty containment locations and 7 combined locations. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our expectations regarding ongoing momentum in certain sectors, including our construction, industrial, and diversified sectors; our ability to leverage our footprint to expand our downstream specialty containment market in 2016; and our ability to leverage our investments for mid to high single-digit rental revenue growth in 2016, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

Mobile Mini, Inc. News Release February 5, 2016	Page 3

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP & Chief Financial Officer Mobile Mini, Inc. (602) 308-3879 www.mobilemini.com		The Equity Group Inc. Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609

(See accompanying tables)

Mobile Mini, Inc. News Release February 5, 2016	Page 4

Reclassifications:

Certain amounts in the consolidated statements of operations for the three months ended March 31, 2015, which are included in the year-to-date period ended December 31, 2015, have been reclassified to conform to the current period presentation. The reclassifications have no effect on total revenues, income from operations, net income or net income per common share.

The Company believes the current presentation better reflects the nature of the underlying financial statement items.

Mobile Mini, Inc. News Release February 5, 2016	Page 5

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$126,540	$—	$126,540	$113,443	$—	$113,443
Sales	7,188	—	7,188	7,824	—	7,824
Other	789	(77)	712	1,948	—	1,948

Total revenues	134,517	(77)	134,440	123,215	—	123,215

Costs and expenses:
Rental, selling and general expenses	78,443	(705)	77,738	76,554	(4,994)	71,560
Cost of sales	4,772	—	4,772	5,813	—	5,813
Restructuring expenses	16,025	(16,025)	—	633	(633)	—
Depreciation and amortization	15,269	—	15,269	11,414	—	11,414

Total costs and expenses	114,509	(16,730)	97,779	94,414	(5,627)	88,787

Income from operations	20,008	16,653	36,661	28,801	5,627	34,428
Other expense:
Interest expense	(8,914)	—	(8,914)	(7,538)	—	(7,538)
Deferred financing costs write-off	(931)	931	—	—	—	—

Income before tax provision	10,163	17,584	27,747	21,263	5,627	26,890
Income tax provision	658	8,652	9,310	8,400	1,465	9,865

Net income	$9,505	$8,932	$18,437	$12,863	$4,162	$17,025

EBITDA	$35,277		$54,924	$40,215		$49,035
EBITDA as a percentage of total revenues	26.2%		40.9%	32.6%		39.8%

Earnings per share:
Basic	$0.21		$0.42	$0.28		$0.37
Diluted	0.21		0.41	0.28		0.37

Weighted average number of common and common share equivalents outstanding:
Basic	44,383		44,383	45,724		45,724
Diluted	44,762		44,762	46,365		46,365

(1)	Adjusted column for the three months ended December 31, 2015 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional non-GAAP financial information, including additional information regarding these adjustments, following in this earnings release.
(2)	Adjusted column for the three months ended December 31, 2014 excludes certain transactions that management believes are not indicative of its business as described below. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional information regarding non-GAAP financial information following in this earnings release. Adjustments in the three months ended December 31, 2014 include:

•	Reduction of $5.0 million to rental, selling and general expenses for acquisition-related expenses, primarily due to the acquisition of Evergreen Tank Solutions (“ETS”) in December 2014.

•	Costs of $0.6 million related to the restructuring of our business operations.

Mobile Mini, Inc. News Release February 5, 2016	Page 6

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited, except as indicated)

(in thousands, except per share data)

	Year Ended December 31, 2015			Year Ended December 31, 2014
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
				(audited)
Revenues:
Rental	$494,715	$—	$494,715	$410,362	$—	$410,362
Sales	29,953	—	29,953	31,585	—	31,585
Other	6,109	(4,173)	1,936	3,527	—	3,527

Total revenues	530,777	(4,173)	526,604	445,474	—	445,474

Costs and expenses:
Rental, selling and general expenses	326,252	(7,879)	318,373	280,948	(5,070)	275,878
Cost of sales	19,671	—	19,671	21,944	—	21,944
Restructuring expenses	20,798	(20,798)	—	3,542	(3,542)	—
Asset impairment charge and loss on divestiture, net	66,128	(66,128)	—	557	(557)	—
Depreciation and amortization	60,344	—	60,344	39,334	—	39,334

Total costs and expenses	493,193	(94,805)	398,388	346,325	(9,169)	337,156

Income from operations	37,584	90,632	128,216	99,149	9,169	108,318
Other expense:
Interest income	1	—	1	—	—	—
Interest expense	(35,900)	—	(35,900)	(28,729)	—	(28,729)
Deferred financing costs write-off	(931)	931	—	—	—	—
Foreign currency exchange	(2)	—	(2)	(1)	—	(1)

Income before tax provision	752	91,563	92,315	70,419	9,169	79,588
Income tax (benefit) provision	(4,822)	37,093	32,271	26,033	2,505	28,538

Net income	$5,574	$54,470	$60,044	$44,386	$6,664	$51,050

EBITDA	$97,927		$200,836	$138,482		$162,141
EBITDA as a percentage of total revenues	18.4%		38.1%	31.1%		36.4%

Earnings per share:
Basic	$0.12		$1.34	$0.96		$1.11
Diluted	0.12		1.32	0.95		1.09

Weighted average number of common and common share equivalents outstanding:
Basic	44,953		44,953	46,026		46,026
Diluted	45,460		45,460	46,725		46,725

(1)	Adjusted column for the year ended December 31, 2015 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional non-GAAP financial information, including additional information regarding these adjustments, following in this earnings release.
(2)	Adjusted column for the year ended December 31, 2014 excludes certain transactions that management believes are not indicative of our business as described below. Adjusted figures are a non-GAAP presentation. See reconciliations herein, and additional information regarding non-GAAP financial information following in this earnings release. Adjustments in the year ended December 31, 2014 include:

•	Reduction of $5.1 million to rental, selling and general expenses for acquisition-related expenses, primarily due to the acquisition of ETS in December 2014.

•	Costs of $3.5 million related to the restructuring of our business operations.

•	Asset impairment loss related to the completion of sale of certain assets written-down to fair value during the second quarter of 2013.

Mobile Mini, Inc. News Release February 5, 2016	Page 7

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2015	2014
As of December 31:
Stand-alone portable storage locations	133	136
Stand-alone specialty containment locations	19	24
Combined portable storage and specialty product locations	7	—
Portable storage rental fleet units	205,200	213,500
Specialty containment rental fleet units	11,700	10,600

Average Utilization:
Portable storage – three months ended December 31	74.0%	72.8%
Portable storage – twelve months ended December 31	69.4%	68.6%
Specialty containment – three months ended December 31*	64.4%	70.6%
Specialty containment – twelve months ended December 31*	68.0%	70.1%

*	Specialty containment 2014 includes portions of the periods prior to acquisition.

Mobile Mini, Inc. News Release February 5, 2016	Page 8

Mobile Mini, Inc.

Business Segment Information – Adjusted (1)

(Unaudited)

(in thousands)

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2014
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total
Revenues:
Rental	$102,196	$24,344	$126,540	$108,020	$5,423	$113,443
Sales	5,495	1,693	7,188	7,661	163	7,824
Other	693	19	712	1,102	846	1,948

Total revenues	108,384	26,056	134,440	116,783	6,432	123,215

Costs and expenses:
Rental, selling and general expenses	62,505	15,233	77,738	68,206	3,354	71,560
Cost of sales	3,604	1,168	4,772	5,707	106	5,813
Depreciation and amortization	8,786	6,483	15,269	9,540	1,874	11,414

Total costs and expenses	74,895	22,884	97,779	83,453	5,334	88,787

Income from operations	$33,489	$3,172	$36,661	$33,330	$1,098	$34,428

Adjusted EBITDA	$45,217	$9,707	$54,924	$46,063	$2,972	$49,035
Adjusted EBITDA Margin	41.7%	37.3%	40.9%	39.4%	46.2%	39.8%

	Year Ended December 31, 2015			Year Ended December 31, 2014
	Portable Storage	Specialty Containment	Total	Portable Storage	Specialty Containment	Total
Revenues:
Rental	$395,091	$99,624	$494,715	$404,939	$5,423	$410,362
Sales	22,387	7,566	29,953	31,422	163	31,585
Other	1,864	72	1,936	2,681	846	3,527

Total revenues	419,342	107,262	526,604	439,042	6,432	445,474

Costs and expenses:
Rental, selling and general expenses	255,914	62,459	318,373	272,524	3,354	275,878
Cost of sales	14,580	5,091	19,671	21,838	106	21,944
Depreciation and amortization	34,828	25,516	60,344	37,460	1,874	39,334

Total costs and expenses	305,322	93,066	398,388	331,822	5,334	337,156

Income from operations	$114,020	$14,196	$128,216	$107,220	$1,098	$108,318

Adjusted EBITDA	$160,686	$40,150	$200,836	$159,169	$2,972	$162,141
Adjusted EBITDA Margin	38.3%	37.4%	38.1%	36.3%	46.2%	36.4%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc. News Release February 5, 2016	Page 9

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,
	2015	2014
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$1,613	$3,739
Receivables, net	80,191	81,031
Inventories	15,596	16,736
Rental fleet, net	951,323	1,087,056
Property, plant and equipment, net	131,687	113,175
Deposits and prepaid expenses	8,651	8,586
Deferred financing costs and other assets	10,562	8,858
Intangibles, net	73,212	78,385
Goodwill	706,387	705,608

Total assets	$1,979,222	$2,103,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$29,086	$22,933
Accrued liabilities	59,024	63,727
Lines of credit, net	667,708	705,518
Obligations under capital leases	38,274	24,918
Senior Notes, net	200,000	200,000
Deferred income taxes	219,601	231,547

Total liabilities	1,213,693	1,248,643

Stockholders’ equity:
Common stock	491	490
Additional paid-in capital	584,447	569,083
Retained earnings	352,262	380,504
Accumulated other comprehensive loss	(44,162)	(29,870)
Treasury stock	(127,509)	(65,676)

Total stockholders’ equity	765,529	854,531

Total liabilities and stockholders’ equity	$1,979,222	$2,103,174

Mobile Mini, Inc. News Release February 5, 2016	Page 10

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2015	2014
	(unaudited)	(audited)
Cash Flows from Operating Activities:
Net income	$5,574	$44,386
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred financing costs write-off	931	—
Asset impairment charge and loss on divestiture, net	66,128	557
Non-cash restructuring expense	12,411	—
Provision for doubtful accounts	3,705	2,777
Amortization of deferred financing costs	3,131	2,829
Amortization of long-term liabilities	101	88
Share-based compensation expense	13,827	15,071
Depreciation and amortization	60,344	39,334
Gain on sale of rental fleet	(6,402)	(5,732)
Loss on disposal of property, plant and equipment	2,188	348
Deferred income taxes	(5,629)	25,424
Tax shortfall on equity award transactions	(166)	(15)
Foreign currency transaction loss	2	1
Changes in certain assets and liabilities, net of effect of businesses acquired	(3,331)	(4,443)

Net cash provided by operating activities	152,814	120,625

Cash Flows from Investing Activities:
Proceeds from wood mobile office divestiture, net	83,280	—
Cash paid for businesses acquired, net of cash acquired	(18,525)	(430,946)
Additions to rental fleet, excluding acquisitions	(74,732)	(27,279)
Proceeds from sale of rental fleet	16,865	23,053
Additions to property, plant and equipment, excluding acquisitions	(31,163)	(15,779)
Proceeds from sale of property, plant and equipment	9,860	4,199

Net cash used in investing activities	(14,415)	(446,752)

Cash Flows from Financing Activities:
Net (payments) borrowings under lines of credit	(37,810)	386,204
Deferred financing costs	(4,683)	(719)
Principal payments on capital lease obligations	(4,253)	(1,956)
Issuance of common stock	1,703	3,642
Dividend payments	(33,700)	(31,384)
Purchase of treasury stock	(61,833)	(26,007)

Net cash (used in) provided by financing activities	(140,576)	329,780
Effect of exchange rate changes on cash	51	(1,170)

Net change in cash	(2,126)	2,483
Cash and cash equivalents at beginning of period	3,739	1,256

Cash and cash equivalents at end of period	$1,613	$3,739

Equipment and other acquired through capital lease obligations	$17,638	$16,508
Capital expenditures accrued or payable	4,210	819

Mobile Mini, Inc. News Release February 5, 2016	Page 11

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, and free cash flow are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release, and as follows:

Mobile Mini, Inc.

Adjusted Income Reconciliations (1)

For the Three Months Ended December 31, 2015

(Unaudited)

(in thousands, except per share data)

	Statement of Income As Reported	Restructuring Expense (2)	Acquisition- Related Expense	Transition Services (3)	Unclaimed Property Settlement (4)	Deferred financing costs write- off (5)	U.K. Enacted Tax Rate Change (6)	Statement of Income Adjusted
Revenues:
Rental	$126,540	$—	$—	$—	$—	$—	$—	$126,540
Sales	7,188	—	—	—	—	—	—	7,188
Other	789	—	—	(77)	—	—	—	712

Total revenues	134,517	—	—	(77)	—	—	—	134,440

Costs and expenses:
Rental, selling and general expenses	78,443	—	(257)	(410)	(38)	—	—	77,738
Cost of sales	4,772	—	—	—	—	—	—	4,772
Restructuring expenses	16,025	(16,025)	—	—	—	—	—	—
Depreciation and amortization	15,269	—	—	—	—	—	—	15,269

Total costs and expenses	114,509	(16,025)	(257)	(410)	(38)	—	—	97,779

Income from operations	20,008	16,025	257	333	38			36,661
Other expense:
Interest expense	(8,914)	—	—	—	—	—	—	(8,914)
Deferred financing costs write-off	(931)	—	—	—	—	931	—	—

Income before income tax provision	10,163	16,025	257	333	38	931	—	27,747
Income tax provision	658	6,166	99	128	15	358	1,886	9,310

Net income	$9,505	$9,858	$158	$205	$23	$573	$(1,886)	$18,437

Diluted shares outstanding	44,762							44,762

Diluted earnings per share	$0.21							$0.41

(1)	Adjustments exclude certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation.
(2)	Costs relating to the restructuring of our business, primarily the integration and geographic expansion of ETS into the existing Mobile Mini infrastructure.
(3)	The $0.1 million of other revenue and $0.4 million of rental, selling and general expenses relate to the provision of short-term transition services, including housing wood mobile office units on our leased properties.
(4)	Expense associated with the settlement of an unclaimed property liability with the state of Delaware.
(5)	Write-off of existing deferred financing costs related to our prior ABL Credit Agreement upon entering into our Amended and Restated ABL Credit Agreement in December 2015.
(6)	Adjustments to our existing net deferred income tax liabilities in the U.K. upon the fourth quarter 2015 enactment of a future statutory rate reduction.

Mobile Mini, Inc. News Release February 5, 2016	Page 12

Mobile Mini, Inc.

Adjusted Income Reconciliations (1)

For the Year Ended December 31, 2015

(Unaudited)

(in thousands, except per share data)

	Statement of Income As Reported	Restructuring Expense (2)	Acquisition- Related Expense	Loss on Impairment and Divestiture and Transition Services (3)	Sales Tax Refund and Unclaimed Property Settlement (4)	Deferred financing costs write- off (5)	U.K. Enacted Tax Rate Change (6)	Statement of Income Adjusted
Revenues:
Rental	$494,715	$—	$—	$—	$—	$—	$—	$494,715
Sales	29,953	—	—	—	—	—	—	29,953
Other	6,109	—	—	(2,997)	(1,176)	—	—	1,936

Total revenues	530,777	—	—	(2,997)	(1,176)	—	—	526,604

Costs and expenses:
Rental, selling and general expenses	326,252	—	(2,650)	(4,357)	(872)	—	—	318,373
Cost of sales	19,671	—	—	—	—	—	—	19,671
Restructuring expenses	20,798	(20,798)	—	—	—	—	—	—
Asset impairment charge and loss on divestiture, net	66,128	—	—	(66,128)	—	—	—	—
Depreciation and amortization	60,344	—	—	—	—	—	—	60,344

Total costs and expenses	493,193	(20,798)	(2,650)	(70,485)	(872)			398,388

Income from operations	37,584	20,798	2,650	67,488	(304)			128,216
Other expense:
Interest income	1	—	—	—	—	—	—	1
Interest expense	(35,900)	—	—	—	—	—	—	(35,900)
Deferred financing costs write-off	(931)	—	—	—	—	931	—	—
Foreign currency exchange	(2)	—	—	—	—	—	—	(2)

Income before income tax provision	752	20,798	2,650	67,488	(304)	931	—	92,315
Income tax provision	(4,822)	7,967	1,016	25,983	(117)	358	1,886	32,271

Net income	$5,574	$12,831	$1,634	$41,505	$(187)	$573	$(1,886)	$60,044

Diluted shares outstanding	45,460							45,460

Diluted earnings per share	$0.12							$1.32

(1)	Adjustments exclude certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation.
(2)	Costs relating to the restructuring of our business, primarily the integration and geographic expansion of ETS into the existing Mobile Mini infrastructure.
(3)	Asset impairment and loss on divesture represents the impairment and loss associated with the divestiture of our North American wood mobile office business. The $3.0 million of other revenue and $4.4 million of rental, selling and general expenses relate to the provision of short-term transition services, including housing wood mobile office units on our leased properties.
(4)	Revenue associated with a sales tax refund and expense associated with the settlement of an unclaimed property liability with the state of Delaware.
(5)	Write-off of existing deferred financing costs related to our prior ABL Credit Agreement upon entering into our Amended and Restated ABL Credit Agreement in December 2015.
(6)	Adjustments to our existing net deferred income tax liabilities in the U.K. upon the fourth quarter 2015 enactment of a future statutory rate reduction.

Mobile Mini, Inc. News Release February 5, 2016	Page 13

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$9,505	$12,863	$5,574	$44,386
Interest expense	8,914	7,538	35,900	28,729
Income tax provision (benefit)	658	8,400	(4,822)	26,033
Depreciation and amortization	15,269	11,414	60,344	39,334
Deferred financing costs write-off	931	—	931	—

EBITDA	35,277	40,215	97,927	138,482
Share-based compensation expense	2,994	3,193	12,277	14,490
Restructuring expenses	16,025	633	20,798	3,542
Acquisition-related expenses	257	4,994	2,650	5,070
Impairment and divestiture-related revenues and expenses, net	333	—	67,488	557
Sales tax refund and unclaimed property settlement	38	—	(304)	—

Adjusted EBITDA	$54,924	$49,035	$200,836	$162,141

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$39,093	$32,867	$152,814	$120,625
Interest paid	11,950	10,065	32,372	24,559
Income and franchise taxes paid	1,661	158	4,935	1,103
Share-based compensation expense, including restructuring expense	(2,994)	(3,498)	(13,827)	(15,071)
Asset impairment charge and loss on divestiture, net	—	—	(66,128)	(557)
Non-cash restructuring expense	(12,411)	—	(12,411)	—
Gain on sale of rental fleet	1,206	1,236	6,402	5,732
Loss on disposal of property, plant and equipment	(153)	(529)	(2,188)	(348)
Changes in other assets and liabilities, net of effect of businesses acquired	(3,075)	(84)	(4,042)	2,439

EBITDA	$35,277	$40,215	$97,927	$138,482

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$39,093	$32,867	$152,814	$120,625

Additions to rental fleet, excluding acquisitions	(21,192)	(10,969)	(74,732)	(27,279)
Proceeds from sale of rental fleet	3,565	5,240	16,865	23,053
Additions to property, plant and equipment, excluding acquisitions	(13,245)	(4,102)	(31,163)	(15,779)
Proceeds from sale of property, plant and equipment	7,413	825	9,860	4,199

Net capital expenditures, excluding acquisitions	(23,459)	(9,006)	(79,170)	(15,806)

Free cash flow	$15,634	$23,861	$73,644	$104,819

Mobile Mini, Inc. News Release February 5, 2016	Page 14

Adjusted net income information and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that they provide an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA divided by total revenues expressed as a percentage. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.